Exhibit 10.36

No. xd 201409047389

Current Fund Loan Contract

Lender: Bank of Handan, Wu’an Branch

Person in charge: Wang Qingbo           Contact:           /

Domicile (address): 3 Fuzhong Garden, Fuqiang Street, Wu’an City   PC:   /

Tel:          /      Fax:          /       E-mail:       /

Borrower: Northern Altairnano Co., Ltd.

Legal representative: Wei Guohua             Contact:          /

Domicile (address): North of Dongzhuchang Village, Wu’an Town, Wu’an City          PC:      /

Tel:        /      Fax:        /        E-mail:       /

The Contract is entered into by and between the Lender and the Borrower through negotiation, in the principle of equality, on the matters relating to the Lender’s granting of a loan to the Borrower, with terms and conditions as follows:

Article 1 Loan purpose

The loan under the Contract is used for the purpose stipulated below. Without written consent from the Lender, the Borrower shall not misappropriate the loan for other purposes, and the Lender shall have the right to make surveillance over the use of the loan.

Loan purpose: for purchasing goods.

Article 2 Loan amount and term

2.1 Loan currency under the Contract shall be Renminbi; amount shall be (in figure) 70,000,000 yuan, (in words) Seventy Million Yuan Only (In the event of conflict between the figure and the words, the words shall prevail).

2.2 Loan term under the Contract shall be twenty four months, calculating from the date of actual withdrawal (from the date of first withdrawal in the case of withdrawal by installments). The date of actual withdrawal shall be subject to that stated on the certificates of indebtedness.

Article 3 Interest rate, interest and fees

3.1 Renminbi loan interest rate shall be defined pursuant to the following item (1):

(1) Fixed interest rate: Monthly interest rate shall be 8.2‰, which shall remain unchanged during the validity period of the Contract.

(2) Floating interest rate: Loan interest shall be fixed at benchmark interest rate plus floating rate. Benchmark interest rate shall be the benchmark loan interest rate quoted by the People’s Bank of China on __________ (the date of withdrawal / the date of effectiveness hereof) in correspondence with the loan term stipulated in Article 2.2. Floating rate shall be____ (up / down) ____%, which shall remain unchanged during the validity period of the Contract. After the Borrower begins to withdraw the loan, benchmark interest rate shall be adjusted stage by stage and interest shall be calculated on multi-stage basis. Each stage shall include _______ (1 / 3 / 6 / 12) months. The date to determine the interest rate of the second stage shall be the day corresponding to the withdrawal date after expiration of a stage. Where there is not a day corresponding to the date of withdrawal in the month of adjustment, the last day of the month shall be taken as the corresponding day. This rule shall be applicable to the other stages. Where the Borrower withdraws the loan by several times, the interest rate of the current stage determined on the date of determining the interest rate of the current stage shall be performed and adjustment shall be made simultaneously in the next stage, no matter how many times the loan is withdrawn in the stage.

(3) Others:                     /

3.2 For the loan under the Contract, interest shall be calculated daily as from the date of actual withdrawal and shall be settled monthly (monthly / quarterly / every half a year). Once the loan is due, interest shall be paid together with the principal. Daily interest rate = annual interest rate / 360.

3.3 In the event that the loan is overdue, penalty interest shall be charged at a rate of an extra 50% of the original interest rate defined herein. In the event that the loan is misappropriated, penalty interest shall be charged at a rate of an extra 100% of the original interest rate defined herein.

3.4 Where floating interest rate is adopted for the loan under the Contract, the interest rate adjustment rules stipulated herein shall be still performed after the loan is overdue.

3.5 Where the interest of the loan is settled monthly, the date of interest settlement shall be the 20th day of each month; where the interest of the loan is settled quarterly, the date of interest settlement shall be the 20th day of last month in each quarter; where the interest of the loan is settled every half a year, the date of interest settlement shall be June 20 and Dec 20 in each year.

3.6 The first interest stage shall be from the date of actual withdrawal by the Borrower to the first date of interest settlement; the last interest stage shall be from the next day after expiration of the previous interest period to the final repayment date; the remaining interest stages shall be from the next day after expiration of the previous interest period to the next interest settlement date.

3.7 In the event that the People’s Bank of China adjusts the methods of determining loan interest rate, relevant regulations of the People’s Bank of China shall be observed, and the Lender will not notify the Borrower separately.

Article 4 Loan granting and payment

4.1 The Borrower shall, as per its actual demands, withdraw the loan, in which the first sum shall be withdrawn prior to September 20, 2014 and the last sum shall be withdrawn prior to September 30, 2014, otherwise the Lender shall have the right to revoke all or part of the loan. (This article shall be inapplicable to revolving loans.)

4.2 The date of actual withdrawal and the date of repayment shall be subject to those stated on the certificates of indebtedness between the Lender and the Borrower. Certificates of indebtedness and loan payment vouchers shall constitute an integral part of the Contract. In the event of any conflict between the items stated on such certificates of indebtedness and vouchers and the Contract, except the dates, the Contract shall prevail.

4.3 The following premises shall be satisfied for the Borrower’s withdrawal of the loan, otherwise the Lender shall have no duty to grant any loan to the Borrower, unless the Lender agrees to release the loan in advance:

(1) Except for credit loans, the Borrower has provided corresponding collaterals as per the Lender’s requirements and has completed relevant guarantee formalities.

(2) There is no default situation under the Contract or under other contracts signed by and between the Lender and the Borrower.

(3) The materials provided to prove loan purposes shall be consistent with the purpose stipulated.

4.4 The written documents provided by the Borrower to the Lender at the time of withdrawal shall be original; if originals are unavailable, duplicates thereof, on which the Borrower’s official seal is affixed, may be provided after consent is obtained from the Lender.

4.5 The Borrower shall submit a withdrawal application to the Lender at least 5 banking days before the Borrower’s withdrawal. Once submitted, the withdrawal application shall not be revoked without written consent from the Lender.

4.6 After the Borrower has satisfied the premises for withdrawal or the Lender has agreed to release the loan in advance, it is deemed that the Lender has released the loan to the Borrower pursuant to the Contract once the Lender has transferred the loan to the designated account of the Borrower.

4.7 According to relevant regulatory regulations and the Lender’s administration requirements, the loans beyond a certain amount or meeting other conditions shall be paid by the Lender, as per the Borrower’s withdrawal application and payment entrustment, to the payees satisfying the purpose stipulated in the Contract in the mode of the Lender’s payment under entrustment. The Borrower shall sign a payment entrustment agreement separately with the Lender, which constitutes an appendix hereof, and shall open or designate a special account with the Lender for the purpose of payment entrustment matters.

Article 5 Repayment

5.1 Main sources of the money for the Borrower’s repayment of the principal and interest of the loan under the Contract shall include but be not limited to the followings:

(1) The Borrower’s sales income and other legal incomes.

(2) All of the Borrower’s own legal properties.

5.2 The Borrower shall repay the loan under the Contract as per the following mode (2):

(1) Repay the loan in one lump sum when it becomes due.

(2) Repay the loan by installments as per the following repayment schedule (additional pages may be added if the blank is not enough):

Scheduled repayment time	Planned repayment amount (RMB yuan)
March 4, 2015	5,000,000
September 4, 2015	5,000,000
March 4, 2016	5,000,000
September 4, 2016	55,000,000

5.3 In the event of any of the following situations, the Borrower shall repay the loan under the Contract immediately after corresponding funds are available, and shall pay no compensation for the early repayment caused thereby:

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5.4 Unless in the situations stipulated in Article 5.3, in the event of early repayment, the Borrower shall pay compensation to the Lender in the proportion of _____% of the amount repaid early.

5.5 The Borrower shall repay the principal, interest and other dues of the loan in full amount on schedule pursuant to the Contract. The Borrower shall deposit the principal and interest payable and other dues of the current period, in full amount, into the repayment account opened with the Lender one banking day prior to the date of repayment and each date of interest settlement, and the Lender shall have the right to receive initiatively the same on the date of repayment and the date of interest settlement, or to request the Borrower to make cooperation in going through relevant transfer formalities. If the amount in the repayment account is insufficient to pay off all dues of the Borrower, the Lender shall have the right to decide on the liquidation sequence.

5.6 Where the Borrower applies for repaying all or part of the loan ahead of schedule, it shall make a written application to the Lender 10 banking days in advance, and shall, after consent is obtained from the Lender, pay compensation to the Lender as per the standards prescribed in the Contract.

5.7 In the event that early repayment is approved by the Lender, the Borrower shall, on the date of early repayment, pay off the loan’s principal and interest payable and other dues as of the date of early repayment simultaneously pursuant to the Contract.

5.8 The Lender shall have the right to recover the loan ahead of schedule depending on the Borrower’s capital returning situations.

5.9 Where actual loan term is shortened because the Borrower makes early repayment or the Lender recovers the loan ahead of schedule pursuant to the Contract, corresponding interest rate will not be adjusted and the original rate shall be still performed.

Article 6 Special provisions on revolving loans (Optional provisions. This article is □ applicable □ inapplicable.)

6.1 The loan under the Contract shall be revolving. The loan amount and loan term mentioned in the preceding Article 2 shall be revolving loan quota and the occupancy term of revolving loan quota, which shall be calculated from the date of effectiveness of the Contract.

6.2 Besides the interest, the Borrower shall pay commitment fees to the Lender as well. Commitment fees shall be paid in the following mode _____:

(1)   / % of revolving loan quota, which shall be paid to the Lender in one lump sum on the date of effectiveness of the Contract.

(2) After effectiveness of the Contract, the fees shall be paid to the Lender by installments on the 20th day of each ______ (month / quarter / half a year), as per the margin between the revolving loan quota and the amount having been withdrawn by the Borrower ( the daily average balance within the calculating period ) and an annual rate of _____%, until the date of expiration of the occupancy term of revolving loan quota.

(3) _______________________________________________________________________________________________________________________

6.3 In the event of the revolving loan under the Contract, during the occupancy term of revolving loan quota, the sum of the Borrower’s loan balance at any time shall not exceed the revolving loan quota; and the loan term for the Borrower’s each withdrawal shall be from the date of actual withdrawal to the stipulated repayment date, and shall be subject to the statements on the certificates of indebtedness, and the repayment date of any withdrawal shall not go beyond the occupancy term of revolving loan quota.

6.4 In the event of the revolving loan under the Contract, if the Borrower makes no withdrawal within 3 consecutive months from the date of execution hereof, the Lender shall have the right to revoke the revolving loan quota.

Article 7 Guarantee

7.1 Except for credit loans, the Borrower shall provide the legal and valid guarantee recognized by the Lender for its performance of obligations under the Contract. Guarantee contracts shall be signed separately.

7.2 The loan under the Contract shall be a guaranteed (credit / guaranteed) loan.

7.3 Where the loan under the Contract is a guaranteed loan, the guarantee mode shall be land mortgage.

Where relevant guarantee is maximal amount guarantee, information on corresponding maximal amount guarantee contract is stated below:

Name of maximal amount guarantee contract:       /        (No.: /   )

Surety (pledgor, mortgagor):           /

7.4 In the event that the collaterals under the Contract are damaged, deteriorated, sealed up or detained or are involved in property right disputes, or the mortgagor disposes of the collaterals without permission, or adverse changes in the financial position of the surety or other changes disadvantageous to the Lender’s creditor’s rights arise, the Borrower shall inform the Lender promptly and provide other collaterals recognized by the Lender.

7.5 Where accounts receivable are provided as pledge guarantee for the loan under the Contract, the Lender shall have the right to announce early maturity of the loan and to request the Borrower to repay all or part of principal and interest of the loan immediately or supplement full-amount legal and valid guarantee recognized by the Lender in the event of any of the following situations:

(1) The bad debt ratio of accounts receivable, from a payer, of the pledgor of accounts receivable has risen for consecutive two months.

(2) Accounts receivable from a payer, which are due but unrecovered, of the pledgor of accounts receivable occupy more than ____% of the balance of accounts receivable from the payer.

(3) Trade disputes (including but not limited to disputes on quality, techniques and service) or debt disputes arise between the pledgor of accounts receivable and the payer or any third party, and, as a result, the accounts receivable probably cannot be paid on schedule when due.

Article 8 Financial provisions (Optional provisions. This article is □ applicable □ inapplicable.)

During the validity period of the Contract, the Borrower shall observe the following stipulations on financial indices:

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Article 9 Account management

9.1 The Borrower shall designate a special capital returning account opened with the Lender for receiving corresponding sales income or funds planned for repayment. Where corresponding sales income is settled in a non-cash mode, the Borrower shall ensure that the money will be transferred into the capital returning account promptly upon receipt.

9.2 The Lender shall have the right to supervise the capital returning account, including but not limited to understanding and supervising the capital incomings and outgoings, and the Borrower shall make cooperation. If requested by the Lender, the Borrower shall sign a special account surveillance agreement with the Lender.

Article 10 Representations and warranties

The Borrower makes the following representations and warranties against the Lender and keeps them always valid within the validity period of the Contract:

10.1 Have the subject qualification of a borrower, and have the qualification and capability for signing and performing the Contract.

2. On the date of submitting the application and the date of withdrawal, all of our statements, representations and warranties made in the Loan Contract remain authentic, accurate, intact and effective.

3. As of the date of submitting the application, no significant adverse change has occurred in our production and operation and financial and credit situations.

4. On the date of submitting the application, no default event or anticipated default event occurs under any loan contracts or in connection with any loan contracts. We further confirm that no default event will occur or exist on the date of withdrawal.

5. The applicant is irrevocable once submitted.

Borrower (seal): (Seal of Northern Altairnano Co., Ltd.)

Legal representative / authorized representative: (signature)

Date: September 4, 2014